UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant
to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2015

Senomyx, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50791 (Commission File Number)	33-0843840 (I.R.S. Employer Identification No.)

4767 Nexus Centre Drive San Diego, California (Address of principal executive offices)	92121 (Zip Code)

Registrant's telephone number, including area code: (858) 646-8300

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of 2015 Executive Bonus Plan

On February 23, 2015, our Compensation Committee of our Board of Directors approved the 2015 Executive Bonus Plan, or the 2015 Bonus Plan, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The terms of the 2015 Bonus Plan establish a threshold, target and maximum cash bonus amount along with an additional one-time commercialization incentive cash bonus amount, each expressed as a percentage of base salary for our executives. Bonus payments will be based on an evaluation by the Compensation Committee of the Company’s achievement of corporate performance metrics during 2015. For the one-time commercialization incentive portion of the 2015 Bonus Plan, achievement of the specified commercialization objective is required in order for an executive to earn such portion of the performance-based cash bonus.

For the corporate goals portion of the 2015 Bonus Plan, a minimum corporate goal achievement of greater than or equal to 50% is required for an executive to earn any performance-based cash bonus. The threshold bonus is earned if a corporate goal achievement of 50% is obtained. The target bonus is earned if a corporate goal achievement of 75% is obtained. The maximum bonus is earned if a corporate goal achievement of 100% is obtained. The specific bonus amount is based on a linear continuum from threshold to maximum. However, it is also important to note that the Compensation Committee retains broad discretion to modify the 2015 Bonus Plan at any time, including the methodology for calculating the specific bonus amounts. The Compensation Committee may also, in its sole discretion, determine to either increase the payout under the 2015 Bonus Plan for extraordinary achievement or to reduce payout if economic and business conditions warrant.

On February 24, 2015, the Compensation Committee and our Board of Directors approved both the corporate performance objectives associated with the corporate goals portion of the 2015 Bonus Plan along with the commercialization objective associated with the commercialization incentive portion of the 2015 Bonus Plan. For the corporate goals portion of the 2015 Bonus Plan, our corporate performance objectives are a combination of commercialization and financial goals, which represent 65% of our corporate performance objectives, and discovery and development goals, which represent the remaining 35% of our corporate performance objectives.

The foregoing description is a summary only, is not necessarily complete, and is qualified by the full text of the underlying plan, which is filed as an exhibit to this Current Report on Form 8-K.

2014 Incentive Cash Bonus Payment Determinations

In March 2014, the Compensation Committee of our Board of Directors established our 2014 Executive Bonus Plan, or 2014 Bonus Plan. Under the terms of our 2014 Bonus Plan, the payout for all of our officers was calculated entirely based on our achievement of corporate goals during 2014 and a minimum corporate goal achievement of greater than or equal to 50% was required for an executive to earn any performance-based cash bonus.  Our 2014 corporate goals were a combination of commercialization and financial goals, which represented 57.5% of our corporate goals, and discovery and development goals, which represented the remaining 42.5% of our corporate goals.

The Compensation Committee assessed the company’s performance during the 2014 fiscal year against the 2014 corporate performance goals and determined that the overall level of achievement under the 2014 Bonus Plan was 48%. Consequently, the minimum corporate goal achievement percentage of 50% or greater required for the payment of performance-based cash bonuses was not met, and no bonuses will be paid to our officers for fiscal year 2014.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

99.1        Senomyx, Inc. 2015 Executive Bonus Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENOMYX, INC.

	By:	/S/ ANTONY ROGERS
Antony Rogers
Senior Vice President and Chief Financial Officer

Date: February 26, 2015